EXHIBIT 23.4


                        [ARTHUR ANDERSEN LLP LETTERHEAD]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




      As independent public accountants, we hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to the Registration Statement Number 333-84931 of Borg-Warner Automotive, Inc. on Form S-3 of our report dated February 10, 1999 (except with respect to the matter discussed in Note 16 as to which the date is March 1, 1999) included in Borg-Warner Automotive, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 1999 and to all references to our Firm included in Borg-Warner Automotive, Inc.'s Prospectus, which is part of such Registration Statement. It should be noted that we have not audited any financial statements of Kuhlman Corporation subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                          /s/ Arthur Andersen LLP


Louisville, Kentucky
   September 20, 1999